Exhibit 99
For More Information
Investor Contacts:

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
suzanne@blueshirtgroup.com

Iain MacKenzie
CEO, President & Director
SMART Modular Technologies
510-624-8132
iain.mackenzie@smartm.com

SMART Modular Technologies Reports Preliminary Fourth Quarter and
Fiscal Year 2008 Net Sales and Gross Profit Results

FREMONT, CA – September 9, 2008 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today announced its anticipated net sales and gross profit results for the fourth quarter and fiscal year 2008, based on its preliminary review.

For the fourth quarter of fiscal 2008, SMART expects to report net sales of approximately $158 to $164 million and gross profit of approximately $24 to $26 million.

Additionally, the Company will incur restructuring charges, as well as non-cash accounting charges related to year-end financial reviews which are not yet finalized.  The restructuring plan, when finalized, is expected to improve the Company’s financial performance through prudent cost reductions and efficiency initiatives while reallocating resources and investment to its higher growth businesses.

The Company had previously provided guidance for the fourth quarter of fiscal 2008 as follows:  net sales of approximately $160 to $170 million, gross profit of approximately $27 to $29 million, and GAAP net income of approximately $0.06 to $0.07 per diluted share.

For fiscal 2008, SMART expects to report net sales of approximately $668 to $674 million and gross profit of approximately $118 to $120 million.

 SMART expects to end the fourth quarter of fiscal 2008 with approximately $113 to $118 million in cash and cash equivalents, as compared to $117 million at the end of the third quarter of fiscal 2008.

“Our Brazil operations performed well last quarter, our overall management and execution metrics continue to demonstrate effective controls, and we continued to make solid progress with our SSD business,” commented Iain MacKenzie, CEO and president, SMART Modular Technologies.  “However, several factors impacted our net sales and gross profit results for our fourth fiscal quarter, including:  1) the persistent oversupply in the DRAM market, 2) the deterioration of the economic climate in the U.S., which tempered customer demand for our products, and 3) prolonged and aggressive price-driven competition of DRAM-based memory modules.”

“In the face of these challenges, we remain focused on both our execution and the development of new products that bring a market advantage to our customers.  In particular, our leading high density DRAM modules will position us well once the DRAM market stabilizes, and our recently announced six new industrial-grade SSD product offerings enable SMART to expand its presence in the defense, aerospace, industrial, and embedded application areas and address new, more demanding storage market opportunities,” concluded Mr. MacKenzie.

These financial results are preliminary and subject to the Company’s customary quarterly and year-end closing and review procedures.

No conference call will be held in conjunction with this press release.

SMART will report its full fourth quarter and fiscal year 2008 financial results and future outlook, and hold its regularly scheduled conference call to discuss its results at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, September 25, 2008. The call may be accessed U.S. toll free by calling (800) 218-0204 or U.S. toll by calling (303) 205-0033. Please join the conference call at least ten minutes early in order to register. The passcode for the call is "SMART". SMART will also offer a live and archived webcast of the conference call, accessible from the Company's website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, October 9, 2008, by dialing (800) 405-2236 and entering the passcode 11119315#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends" or similar words that describe the Company's or its management's future expectations, plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company's financial performance, restructuring plan, component pricing, new product introductions, and customer demand for its products.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, unanticipated costs associated with or failure to achieve the benefits of the proposed restructuring initiatives, the post-closing integration of the businesses and product lines of SMART and Adtron, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, overall effective tax rate, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission (SEC) including the Company’s Form 10-K for the fiscal year ended August 31, 2007, its Form 10-Q for the quarter ended November 30, 2007, its Form 10-Q for the quarter ended February 29, 2008, and its Form 10-Q for the quarter ended May 30, 2008. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets.  Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART's Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART's presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.